BYLAWS

OF

UMH PROPERTIES, INC.

A MARYLAND CORPORATION

(as amended and restated June 26, 2013)

i

TABLE OF CONTENTS

ARTICLE I

OFFICES

1

SECTION 1.

PRINCIPAL OFFICE

1

SECTION 2.

ADDITIONAL OFFICES

1

ARTICLE II

STOCKHOLDERS

1

SECTION 1.

ANNUAL MEETING

1

SECTION 2.

SPECIAL MEETING

1

SECTION 3.

PLACE OF MEETINGS

2

SECTION 4.

NOTICE

2

SECTION 5.

QUORUM; ADJOURNMENTS

2

SECTION 6.

VOTING

2

SECTION 7.

PROXIES

3

SECTION 8.

ORGANIZATION

3

SECTION 9.

CONDUCT OF BUSINESS

4

SECTION 10.

INSPECTORS

4

SECTION 11.

ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS

4

SECTION 12.

ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT ANNUAL MEETING

6

SECTION 13.

LIST OF STOCKHOLDERS

7

SECTION 14.

VOTING OF STOCK BY CERTAIN HOLDERS

7

ARTICLE III

DIRECTORS

7

SECTION 1.

GENERAL POWERS; QUALIFICATIONS

7

SECTION 2.

NUMBER AND TENURE

7

SECTION 3.

VACANCIES

8

SECTION 4.

REGULAR MEETINGS

8

SECTION 5.

SPECIAL MEETINGS

8

SECTION 6.

NOTICE

8

SECTION 7.

QUORUM

8

SECTION 8.

VOTING

9

SECTION 9.

MEETINGS HELD OTHER THAN IN PERSON

9

SECTION 10.

INFORMAL ACTION BY DIRECTORS

9

SECTION 11.

COMPENSATION OF DIRECTORS

9

SECTION 12.

REMOVAL OF DIRECTORS

9

SECTION 13.

RESIGNATION

10

ARTICLE IV

COMMITTEES

10

SECTION 1.

EXECUTIVE COMMITTEE

10

SECTION 2.

AUDIT COMMITTEE

10

SECTION 3.

OTHER COMMITTEES

10

SECTION 4.

POWERS AND QUALIFICATIONS

10

SECTION 5.

CONDUCT OF BUSINESS

11

SECTION 6.

EMERGENCY

11

ARTICLE V

OFFICERS

11

SECTION 1.

GENERAL PROVISIONS

11

SECTION 2.

ELECTION, TENURE, REMOVAL AND RESIGNATION OF     OFFICERS

12

SECTION 3.

CHAIRMAN OF THE BOARD

12

SECTION 4.

PRESIDENT

12

SECTION 5.

VICE PRESIDENT

13

SECTION 6.

SECRETARY

13

SECTION 7.

ASSISTANT SECRETARIES

13

SECTION 8.

TREASURER

13

SECTION 9.

ASSISTANT TREASURERS

13

ARTICLE VI

INDEMNIFICATION

14

SECTION 1.

PROCEDURE

14

SECTION 2.

EXCLUSIVITY, ETC.

14

SECTION 3.

SEVERABILITY; DEFINITIONS

15

SECTION 4.

INSURANCE

15

ARTICLE VII

STOCK

15

SECTION 1.

CERTIFICATES

15

SECTION 2.

TRANSFERS

16

SECTION 3.

LOST CERTIFICATE

16

SECTION 4.

CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

16

SECTION 5.

STOCK LEDGER

17

SECTION 6.

TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR

17

ARTICLE VIII

FISCAL YEAR

17

ARTICLE IX

DISTRIBUTIONS

18

SECTION 1.

AUTHORIZATION

18

SECTION 2.

CONTINGENCIES

18

ARTICLE X

INVESTMENT POLICY

18

ARTICLE XI

WAIVER OF NOTICE

18

ARTICLE XII

FINANCE

19

SECTION 1.

CHECKS AND DRAFTS

19

SECTION 2.

DEPOSITS

19

ARTICLE XIII

CERTAIN ELECTIONS

19

ARTICLE XIV

SUNDRY PROVISIONS

19

SECTION 1.

BOOKS AND RECORDS

19

SECTION 2.

BONDS

19

SECTION 3.

VOTING SHARES IN OTHER CORPORATIONS

20

SECTION 4.

RELIANCE UPON BOOKS, REPORTS AND RECORDS

20

SECTION 5.

TIME PERIODS

20

SECTION 6.

TAX STATUS

20

ARTICLE XV

AMENDMENT OF BYLAWS

20

BYLAWS

OF

UMH PROPERTIES, INC.

ARTICLE I

OFFICES

Section 1.

PRINCIPAL OFFICE

The principal office of the Corporation shall be located in Maryland at such place as the Board of Directors may designate.

Section 2.

ADDITIONAL OFFICES

The Corporation may have its principal executive offices and additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.

ANNUAL MEETING

The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers at a convenient location and on proper notice, on a date and time set by the Board of Directors.  Except as these Bylaws, the Articles of Incorporation of the Corporation (the “Charter”) or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

Section 2.

SPECIAL MEETING

At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board, by the President or by a majority of the Board of Directors by a vote at a meeting or in writing (addressed to the Secretary) with or without a meeting.  Subject to the procedures set forth in Section 11 of this Article II and this Section, special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.  A request for a special meeting shall state the purpose of such meeting and the matters proposed to be acted on at such meeting.  The Secretary shall inform the stockholders making such request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, upon such stockholders’ payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.  The Board of Directors shall have sole power to fix the date and time of the special meeting.

Section 3.

PLACE OF MEETINGS

Meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors.

Section 4.

NOTICE

Not less than 10 nor more than 90 days before each meeting of stockholders, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting.  The notice shall state the time and place of the meeting and, if a special meeting or notice of the purpose is required by statute, the purpose of the meeting.  Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to him or her at his or her address as it appears on the records of the Corporation or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.

Section 5.

QUORUM; ADJOURNMENTS

Unless statute or the Charter provides otherwise, at a meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Charter of the Corporation for the vote necessary for the adoption of any measure.

Whether or not a quorum is present at any meeting of the stockholders, a majority of the stockholders entitled to vote and present at such meeting, in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6.

VOTING

Except as otherwise provided in the Charter or in Article III, Section 3, a director is elected at a duly called annual or special meeting of stockholders at which a quorum is present by a plurality of the votes cast.  A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter of the Corporation.  Unless otherwise provided in the Charter or with respect to a particular class or series of stock as determined by the Board of Directors and other than Excess Stock (as defined in the Charter) of the Corporation, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if it is not fully paid.

Section 7.

PROXIES

A stockholder may vote the stock the stockholder owns of record either in person or by proxy.  A stockholder may sign a writing authorizing another person to act as proxy.  Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature.  A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission.  Unless a proxy provides otherwise, it will not be valid more than 11 months after its date.  A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest.  The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.  Before or at the time of the meeting, a proxy shall be filed with the Secretary of the Corporation or with any person authorized by the Secretary to receive proxy authorizations and who shall promptly submit such proxy authorizations to the Secretary.

Section 8.

ORGANIZATION

Every meeting of stockholders shall be conducted by the Chairman of the Board, or in case of a vacancy in the office or absence of the Chairman of the Board, by the President, or in the case of a vacancy in the office or absence of the President, by one of the following officers present at the meeting:  the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary.  In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 9.

CONDUCT OF BUSINESS

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation (i) who was a stockholder of record at the time of giving notice(s) provided for in Section 11 and Section 12 of this Article II, (ii) who is entitled to vote at the meeting and (iii) who complied with the notice procedures and requirements set forth in Section 11 and Section 12 of this Article II.  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders (a) only pursuant to the Corporation’s notice of meeting and (b), in the case of nominations of persons for election to the Board of Directors, (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation (A) who was a stockholder of record at the time of giving notice provided for in Section 11, (B) who is entitled to vote at the meeting and (C) who complied with the notice procedures and requirements set forth in Section 11 of this Article II.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in Section 11 and Section 12 of this Article II and this Section and, if any proposed nomination or business is not in compliance with Section 11 and Section 12 of this Article II and this Section, to declare that such defective nomination or proposal be disregarded.

Section 10.

INSPECTORS

At any meeting of stockholders, the chairman of the meeting may, or upon the request of stockholders, present in person or proxy, entitled to cast 10% in number of votes entitled to be cast, shall, appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.

ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section, on the record date for the determination of stockholders entitled to vote at the meeting and on the date of the meeting, and (ii) who complies with the notice procedures set forth in this Section.  A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be so delivered (x) not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and (y) not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of such meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public disclosure of the date of the special meeting was made.  A stockholder’s notice to the Secretary must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.  No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

Section 12.

ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT ANNUAL MEETING

No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is stockholder of record on the date of the giving of the notice provided for in this Section, on the record date for the determination of stockholders entitled to vote at the annual meeting and on the date of the annual meeting, and (ii) who complies with the notice procedures set forth in this Section.  A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be so delivered (x) not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and (y) not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  A stockholder’s notice to the Secretary must in writing set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest of the stockholder in the proposed business, (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person at the annual meeting to bring such business before the meeting.  If requested by the Corporation, the stockholder must provide all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought, before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 11 of this Article II or in this Section; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 11 of this Article II nor in this Section shall be deemed to preclude discussion by any stockholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.  No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

Section 13.

LIST OF STOCKHOLDERS

At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

Section 14.

VOTING OF STOCK BY CERTAIN HOLDERS

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date of closing of the stock transfer books, the time after the record date of closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

ARTICLE III

DIRECTORS

Section 1.

GENERAL POWERS; QUALIFICATIONS

The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or these Bylaws.

Section 2.

NUMBER AND TENURE

The Corporation shall have at least three Independent Directors, as defined in the Charter.  The Corporation shall have the number of directors provided in the Charter until changed as herein provided.  The Board of Directors shall be divided into three classes as and in the manner provided in the Charter.  Except as the Charter provides otherwise, a majority of the entire Board of Directors may alter the number of directors set by the Charter to a number not exceeding 15 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.  Each director shall hold office for such term as is specified in the Charter and until his or her successor is elected and qualified, or until his or her resignation, removal (in accordance with the Charter), retirement or death.

Section 3.

VACANCIES

Vacancies on the Board of Directors shall be filled as provided in the Charter of the Corporation.

Section 4.

REGULAR MEETINGS

After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon thereafter as practicable for the purpose of organization and the transaction of other business.  In the event that no other time and place are specified by resolution of the Board of Directors or announced by the Secretary at such stockholders meeting, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders meeting.  Any other regular meeting of the Board of Directors shall be held on such date and time and at such place as may be designated from time to time by resolution of the Board of Directors.  No notice of such meeting following a stockholders meeting or any other regular meeting shall be necessary if held as hereinabove provided.

Section 5.

SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by a majority of the Directors then in office or at the request of the Chairman of the Board or the President.  A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.  In the absence of designation such meeting shall be held at such place as may be designated in the call.

Section 6.

NOTICE

Except as provided in Article III, Section 4, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.  The notice shall state the time and place of the meeting.  Notice is given to a director when it is delivered personally to the director, left at the director’s residence or usual place of business, or sent by telegraph, facsimile transmission, electronic mail or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting.  Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors.  Any meeting of the Board of Directors, regular or special, whether or not a quorum is present, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 7.

QUORUM

A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.  Interested directors may be counted in determining the existence of a quorum.

Section 8.

VOTING

The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater or lesser proportion is required for such action by the Charter, these Bylaws or applicable statute.

Section 9.

MEETINGS HELD OTHER THAN IN PERSON

Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at a meeting.

Section 10.

INFORMAL ACTION BY DIRECTORS

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 11.

COMPENSATION OF DIRECTORS

Unless restricted by the Charter, the Board of Directors shall have the authority to fix the fees and other compensation of directors for their service as directors, including, without limitation, their services as members of committees of the Board of Directors.  The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or a committee of the Board of Directors.  Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the Board of Directors or committees of the Board of Directors for which fees are paid to other directors.

No person shall qualify for service as a director of the Corporation if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation.   A director or a candidate for directorship of the Corporation shall only be permitted to receive board approved fees for service on the Board of Directors or any of its committees, and/or any indemnification payments approved by the Corporation.

Section 12.

REMOVAL OF DIRECTORS

A director may be removed in the manner provided in the Charter of the Corporation.

Section 13.

RESIGNATION

Any director may resign at any time by sending a written notice of such resignation to the principal executive office of the Corporation addressed to the Secretary.  Such resignation shall take effect upon receipt thereof by the Secretary or such other date as specified in the notice.

ARTICLE IV

COMMITTEES

Section 1.

EXECUTIVE COMMITTEE

The Board of Directors may appoint an Executive Committee of three or more directors to whom they may delegate any of the powers and authorities of the Board of Directors.  The Board of Directors may prescribe the procedures of the Executive Committee, change the membership thereof and appoint one or more directors to act as alternate members to replace absent or disqualified members.  Each of the Chairman of the Board and the President must be a member of the Executive Committee; provided, however, if the President is not also a director, the President will be an ex officio member of the Executive Committee.

Section 2.

AUDIT COMMITTEE

The Board of Directors shall appoint an Audit Committee and shall ensure that the membership, duties and responsibilities of the Audit Committee comply with applicable laws and stock exchange requirements at all times.

Section 3.

OTHER COMMITTEES

The Board of Directors may appoint from among its members such other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors, and shall appoint from its members such other committees as are required by applicable laws and stock exchange requirements and shall ensure that the membership, duties and responsibilities of such committees comply with applicable laws and stock exchange requirements at all times.

Section 4.

POWERS AND QUALIFICATIONS

The Board of Directors may delegate to committees appointed under this Article IV any of the powers of the Board of Directors, except the power to authorize dividends on stock, elect directors, issue stock other than as provided below, recommend to the stockholders any action which requires stockholder approval, amend the Charter or these Bylaws, or approve any merger or share exchange which does not require stockholder approval.  If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

Section 5.

CONDUCT OF BUSINESS

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provisions shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum, and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing is filed with the minutes of the proceedings of such committee.

Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at a meeting.

Section 6.

EMERGENCY

In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with Section 4 of this Article IV.  In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section.  Any provisions of these Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws.

ARTICLE V

OFFICERS

Section 1.

GENERAL PROVISIONS

The officers of the Corporation shall be a President, Secretary and Treasurer.  The Board of Directors may elect or may empower the President to appoint such other officers as the business of the Corporation may require, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.  The terms, compensation and duties of all officers of the Corporation shall be determined by these Bylaws or by the Board of Directors.  All officers shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of any officer under any employment contract.

Section 2.

ELECTION, TENURE, REMOVAL AND RESIGNATION OF OFFICERS

Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders and at other meetings as may be appropriate to fill a vacancy in an office.  The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.  Any person may hold one or more offices except that the same person may not serve concurrently as both the President and a Vice President.  The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time, with or without cause.  The removal of an officer does not prejudice any of his or her contract rights.  The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.  Any officer may resign at any time by giving written notice to the Board of Directors.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 3.

CHAIRMAN OF THE BOARD

The Corporation may have a Chairman of the Board.  If elected, the Chairman of the Board, shall have the following powers and duties:  The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors.  Unless otherwise designated, the Chairman of the Board shall be the chief executive officer  of the Corporation.  In general, he shall perform such duties as are customarily performed by the chief executive officer of a corporation and shall perform such other powers and duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors or as prescribed by these Bylaws.  If the Corporation elects not to have a Chairman of the Board, all of the powers and duties of the Chairman of the Board shall be held and performed by the President.

Section 4.

PRESIDENT

The Corporation shall have a President.  In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors.  Unless otherwise designated, the President shall be the Chief Operating Officer of the Corporation.  In general, he shall perform such duties as are customarily performed by the president of a corporation and shall perform such other powers and duties as may from time to time be assigned to the President by the Chairman of the Board or the Board of Directors or as prescribed by these Bylaws.

Section 5.

VICE PRESIDENT

The Corporation may have one or more Vice Presidents.  If elected, the Vice President shall have the following powers and duties:  In the absence or disability of the President, any Vice President shall perform all of the duties of the President and when so acting shall have all of the powers of, and be subject to all of the restrictions upon, the President.  The Vice President shall have such other powers and perform such other duties as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

Section 6.

SECRETARY

The Corporation shall have a Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors.  The Secretary shall have such other powers and perform such other duties as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

Section 7.

ASSISTANT SECRETARIES

The Corporation may have one or more Assistant Secretaries.  If elected, the Assistant Secretaries shall have the following powers and duties:  In the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary and shall have such other powers and perform such other duties as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

Section 8.

TREASURER

The Corporation shall have a Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements and books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall also disburse the funds of the Corporation as may be ordered by the Board of Directors, and shall render to the President and the Board of Directors, at their regular meetings, or when the Board of Directors so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Corporation.  The Treasurer shall have such other powers and perform such other duties as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

Section 9.

ASSISTANT TREASURERS

The Corporation may have one or more Assistant Treasurers.  If elected, the Assistant Treasurers shall have the following powers and duties:  In the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer and shall have such other powers and perform such other duties as the Chairman of the Board, the President or the Board of Directors may from time to time prescribe.

ARTICLE VI

INDEMNIFICATION

Section 1.

PROCEDURE

Any indemnification or payment of expenses in advance of the final disposition of any proceeding under Article IX of the Charter, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”).  The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part; or (ii) no disposition thereof is made within 60 days.  The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation.  It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

Section 2.

EXCLUSIVITY, ETC.

The indemnification and advance of expenses provided by the Charter and these Bylaws (i) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (ii) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and (iii) shall inure to the benefit of the estate, heirs, executors and administrators of such person.  The Corporation shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under an insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder.  All rights to indemnification and advance of expenses under the Charter and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect.  Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force or with respect to claims made after its adoption in respect of events occurring before its adoption, nor shall such repeal or modification diminish any person’s rights to indemnification or advances of expenses or performance of other obligations of the Corporation under any agreement of indemnification between the Corporation and such person.

Section 3.

SEVERABILITY; DEFINITIONS

The invalidity or unenforceability of any provision of this Article VI shall not affect the validity or enforceability of any other provision hereof.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer as to all expenses (including attorneys’ fees), liability and loss reasonably incurred by such director or officer in connection with any action, suit, proceeding or investigation referred to in this Article VI to the fullest extent permitted by any portion of this Article VI that shall not have been invalidated or by any other applicable law.  The phrase “this Bylaw” in this Article VI means this Article VI in its entirety.

Section 4.

INSURANCE

The Corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent against any liability asserted against or incurred by that director or officer in any capacity or arising out of the director’s, officer’s, employee’s or agent’s status as such, whether or not the Corporation would have the power to indemnify the director, officer, employee or agent against such liability under the provisions of this Article.  The Corporation may create a trust fund, grant a security interest or use other means, including, without limitation, a letter of credit, to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

ARTICLE VII

STOCK

Section 1.

CERTIFICATES

The Corporation’s Excess Stock (the “Excess Stock”) shall be issued in book entry form only, and without certificates.  For that purpose, the Corporation shall cause appropriate records to be maintained of all registered holders of the Excess Stock and the number of shares of Excess Stock, respectively, held by each, from time to time.

Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Corporation in the manner permitted by the Maryland General Corporation Law (“MGCL”) and contain the statements and information required by the MGCL.  In the event that the Corporation issues shares of stock without certificates, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the actual seal or a facsimile thereof, if any, of the Corporation.  The signatures may be either manual or facsimile.  Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes or series of stock, each class or series may have its own number sequence.  A certificate is valid and may be issued whether or not the officer, transfer agent or registrar who signed it is still an officer, transfer agent or registrar when it is issued.  Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents.  Each certificate shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request to the Secretary and without charge.  Except as provided in the Maryland Uniform Commercial Code - Investment Securities, the fact that a stock certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance does not mean that the restriction is invalid or unenforceable.  A certificate may not be issued until the stock represented by it is fully paid.

Section 2.

TRANSFERS

The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof.  The duties of the transfer agent and registrar may be combined.

Section 3.

LOST CERTIFICATE

The Board of Directors of the Corporation may, in its sole discretion, determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation.  In its sole discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate.  In its sole discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate except upon the order of a court having jurisdiction in the premises.

Section 4.

CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

The Board of Directors may, and shall have the sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to request a special meeting of stockholders, notice of a meeting of stockholders, vote at a meeting of stockholders, receive a dividend, or be allotted other rights.  The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Article II, Section 5, more than 90 days before the date on which the action requiring the determination will be taken;

the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.  If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

Section 5.

STOCK LEDGER

The Corporation shall maintain at its principal office or at the office of its transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or duplicate of the stock ledger shall be kept at the offices of the transfer agent for the particular class of stock, or if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

Section 6.

TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR

The Board of Directors shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Corporation to keep records, to hold and disburse any dividends and distributions and to have and perform in respect of all original issues and transfers of shares, dividends and distributions and reports and communications to stockholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Maryland corporation.

ARTICLE VIII

FISCAL YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1.

AUTHORIZATION

Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter.  Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2.

CONTINGENCIES

Before payment of any dividends or other distributions, there may be set aside out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, determine proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, whether before or after the time stated therein or herein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any Person at any meeting shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII

FINANCE

Section 1.

CHECKS AND DRAFTS

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 2.

DEPOSITS

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE XIII

EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE

The provisions of Sections 3-701 to 3-709 of the Maryland General Corporation Law shall not apply to any acquisition by any person of shares of the capital stock of the Corporation.  Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE XIV

SUNDRY PROVISIONS

Section 1.

BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.  The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.  The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 2.

BONDS

The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

Section 3.

VOTING SHARES IN OTHER CORPORATIONS

Stock of other corporations, associations or trusts, registered in the name of the Corporation, may be voted by the Chairman of the Board, the President, any Vice President or a proxy appointed by any of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 4.

RELIANCE UPON BOOKS, REPORTS AND RECORDS

Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion report or statement, including financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director believes the committee to merit confidence.

Section 5.

TIME PERIODS

In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 6.

TAX STATUS

It is intended that the Corporation shall qualify as a REIT under the REIT Provisions of the Internal Revenue Code during such period as the Board of Directors shall deem it advisable to qualify the Corporation.  The failure of the Corporation to qualify as a REIT or the loss of such status shall not render the Board of Directors liable to the stockholders or to any other Person or operate in any manner to dissolve the Corporation.

ARTICLE XV

AMENDMENT OF BYLAWS

In accordance with the Charter, these Bylaws may be repealed, altered, amended or rescinded only by vote of a majority of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.

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